UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC 20549


                             FORM 8-K


                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)      October 4, 2001
                                                      ---------------

                      DATASTREAM SYSTEMS, INC.
                      ------------------------

       (Exact name of Registrant as specified in Its Charter)


 DELAWARE                 0-25590               57-0813674
 --------                 -------               ----------
(State of               (Commission             (IRS Employer
Incorporation)          File Number)            Identification No.)


50 DATASTREAM PLAZA, GREENVILLE, SC                            29605
--------------------------------------------------------------------
(Address of principle executive offices)                      (Zip Code)


(Telephone number of registrant)               (864) 422-5001
                                               --------------

                         NOT APPLICABLE
                         --------------
 (Former Name, Former Address and Former Fiscal Year, if changed since last report)

ITEM 5.  OTHER EVENTS

     On October 4, 2001, the Company announced that its Board of Directors has authorized a plan to repurchase up to 1,000,000 shares of the Company's Common stock, par value $.01 per share, over a period of time ending no later than April 4, 2002. Subject to availability, the repurchases may be made from time to time in the open market or otherwise at prices that the Company deems appropriate. The repurchased shares will have the status of treasury shares and may be used, when needed, for general corporate purposes, including the grant of stock options.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial Statements.

           Not applicable.

(b)   Pro Forma Financial Information.

           Not applicable.

(c)   Exhibits.

           Exhibit 99.1   Press Release, dated October 4, 2001.



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



                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2001                     By:  /s/ Alex Estevez
                                              ------------------
                                              C. Alex Estevez
                                              Chief Financial Officer

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


                          EXHIBIT INDEX

Exhibit
Number     Description
------     -----------

99.1  Press Release, dated October 4, 2001.

                                                                  Exhibit 99.1

CONTACT:
Investor Relations and Media Inquiries
Andy Murphy
SparkSource, Inc.
781-274-6061 x208
investor@datastream.net

      DATASTREAM SYSTEMS, INC. ANNOUNCES PRELIMINARY RESULTS

    Company expects to meet or exceed consensus pro forma EPS
                            estimates

  Board of Directors authorizes repurchase of up to one million shares

GREENVILLE, SC (October 4th, 2001) Datastream Systems, Inc.(Nasdaq: DSTM) today released preliminary financial results for the third quarter ended September 30, 2001.

Based on preliminary information, Datastream expects total revenues to range between $19.5 million and $20.5 million, license revenues to range between $4.5 million and $5.0 million,and pro forma net loss per diluted share to meet or exceed the I/B/E/S analyst consensus pro forma EPS estimate of a $0.05 loss. Pro forma net loss excludes the effect of amortization of goodwill, write-down of goodwill, if applicable, and severance-related costs.

Third quarter results are preliminary, subject to the Company closing its books and the Company's management and independent auditors completing their customary quarterly review procedures. Datastream will announce results for the third quarter 2001 on Tuesday, October 23rd. The Company will hold a regular conference call when it announces its final results for the quarter.

Larry Blackwell, Datastream's chief executive officer, commented, "We are encouraged by our third quarter results. Despite adverse economic conditions, we were able to achieve the consensus earnings target."

The Company anticipates expenses to be lower for the fifth consecutive quarter and Days Sales Outstanding ("DSOs") to improve over prior year results for the 11th consecutive quarter. The Company expects cash to be approximately $24 million as of the quarter end, which includes the effect of $1.3 million in share repurchases during the quarter. The term of that share repurchase plan has expired.

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

The Company also announced today that its Board of Directors has authorized a new plan to repurchase up to 1,000,000 shares of the Company's Common stock, par value $.01 per share, over a period of time ending no later than April 4, 2002. Subject to availability, the repurchases may be made from time to time in the open market or otherwise at prices that the Company deems appropriate. The repurchased shares will have the status of treasury shares and may be used, when needed, for general corporate purposes, including the grant of stock options.

About Datastream Systems, Inc.
Datastream Systems, Inc. (NASDAQ: DSTM) provides asset lifecycle management software and services that help companies maximize the return on investment in capital assets. Through the Datastream Network, Datastream customers are able to access products, services and alliances to automate the evaluation, purchase, tracking, management and disposal of capital assets. The Datastream Network includes the MPX family of enterprise asset management software and services and Datastream's iProcuretm Marketplace.

Founded in 1986, Datastream has customers in 129 countries. Datastream products and services are in use by 60 percent of the Fortune 500. For more information, please visit www.datastream.net.

                              # # #

     Datastream, MP5i and iProcure are marks of Datastream Systems, Inc. or its subsidiaries. All other products or Company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

This press release contains forward-looking statements, including those made by Mr. Blackwell, that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially include, but are not limited to: the ability of the Company to sell larger and more complex software solutions; the ability of the Company to successfully transition to the development of further Internet-based products; the Company's ability to successfully implement an application service provider business model; increasing competition in the markets in which the Company competes; the ability of the Company to enhance its current products and develop new products that address technological and market developments; the stability of certain of the Company's strategic relationships, including those with suppliers of maintenance, repair and operations parts; and other risk factors listed from time to time in the Company's SEC reports, including, but not limited to the "Risk Factors" contained in the Company's Report on Form 10-K for the fiscal year ended December 31, 2000. With respect to the forward-looking statements contained in this news release, Datastream seeks the protections afforded by the Private Securities Litigation Reform Act of 1995.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company's expectations or any changes in events, conditions or circumstances on which any forward-looking statement is based.

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